UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 31, 2005

AMERICAN COMMERCIAL LINES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51562	73-3177794
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1701 East Market Street
Jeffersonville, Indiana		47130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (812) 288-0100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release
Supplemental Financial Information

Item 2.02. Results of Operations and Financial Condition.
     On October 31, 2005, American Commercial Lines Inc. (the “Company”) announced via press release the Company’s results for the third quarter ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
     EBITDA, a non-GAAP financial measure, is included in the press release and the supplemental financial information furnished herewith as Exhibits 99.1 and 99.2. EBITDA is included because management believes that including EBITDA provides useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) it is one of the measures used by the Company’s board of directors and management team to evaluate the Company’s operating performance, (ii) it is one of the measures used by the Company’s management team to make day-to-day operating decisions, (iii) certain management compensation is based upon performance metrics which use EBITDA as a component and (iv) it is used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in the industry. For these reasons, the Company believes EBITDA is a useful measure to present to investors.
Item 7.01. Regulation FD Disclosure.
     The Company has provided certain supplemental financial information that can be accessed through the Company’s Investor Relations website at http://www.aclines.com. This information is attached as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d)       Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 31, 2005, issued by American Commercial Lines Inc.

99.2	Supplemental financial information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC.

	By:	/s/ Mark R. Holden

Mark R. Holden
President and Chief Executive Officer

Date: October 31, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 31, 2005, issued by American Commercial Lines Inc.

99.2	Supplemental financial information.